Exhibit 10(b)

FIRST AMENDMENT

THIS FIRST AMENDMENT, dated as of June 13, 2006, by and among MAINE & MARITIMES CORPORATION, a Maine corporation (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (“Agent”), BANK OF AMERICA, N.A. as Lender and L/C Issuer, and KATAHDIN TRUST COMPANY, as Lender (Bank of America, N.A. and Katahdin Trust Company are sometimes collectively referred to as the “Lenders”);

WITNESSETH:

WHEREAS, Borrower, the Agent and the Lenders are parties to a Credit Agreement dated as of October  21, 2005 (the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Credit Agreement be amended and the Lenders have agreed to do so;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

1.             Section 6.12 of the Credit Agreement is hereby deleted and replaced with the following:

6.12  Financial Covenants.

(a)  Debt to Capital Ratio.

Not allow Consolidated Total Indebtedness for Borrowed Money to exceed the percentage of Consolidated Total Capital indicated for each period specified below:

Period	Maximum Percentage
Quarter ending 03/31/06 through quarter ending 3/31/07	57%
Thereafter	55%

This ratio will be calculated at the end of each quarter, commencing with the quarter ending March 31, 2006, using the results of the twelve-month period ending with that reporting period.

(b)  Interest Coverage Ratio.

Maintain on a consolidated basis an Interest Coverage Ratio of at least the ratio indicated for each period specified below:

Period	Ratio
Three months ending 3/31/06	2.00:1.0
Six months ending 6/30/06	1.00:1.0
Nine months ending 9/30/06	1.00:1.0
Twelve months ending 12/31/06	2.00:1.0
Twelve months ending 3/31/07	1.75:1.0
Twelve months ending 6/30/07 and
Each trailing twelve month period thereafter,
On a quarterly basis	2.50:1.0

This ratio will be calculated at the end of each quarter, commencing with the quarter ending March 31, 2006.

2.                                       In all other respects, the Credit Agreement remains unmodified and in full force and effect and is hereby ratified and affirmed.  The Borrower represents and warrants to the Lenders that no default now exists under the Credit Agreement as amended hereby.  From and after the date of this Amendment, any reference in the Credit Agreement to “this Agreement,” and any reference in any of the related documents (including promissory notes) to the Credit Agreement, shall mean such Agreement as amended hereby.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Amendment to be duly executed and delivered as of the date first above written, regardless of the actual date of execution and delivery.

WITNESS:	MAINE & MARITIMES CORPORATION

By:
Name:
Title:

WITNESS:	BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:
Name: Stephen P. deCastro
Title: Vice President

KATAHDIN TRUST COMPANY,
as a Lender

By:
Name:
Title:

ACKNOWLEDGEMENT OF AGENT

The undersigned, as Agent under the Credit Agreement, pursuant to Section 10.01 of the Credit Agreement, hereby acknowledges the foregoing First Amendment.

BANK OF AMERICA, N.A., as Agent

By:
Name: Stephen P. deCastro
Title: Vice President